CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Arizona Tax Exempt Income Fund:

We consent to the use of our report, dated July 11, 2014, included herein, with respect to the financial statements of Putnam Arizona Tax Exempt Income Fund, and to the references to our firm under the captions Financial Highlights in the prospectus and Auditors and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
September 24, 2014